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                                                                    EXHIBIT 5.2
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                      [LETTERHEAD OF COOLEY GODWARD LLP]

September 4, 1998

Aspect Development, Inc.
1300 Charleston Road
Mountain View, CA 94043

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Aspect Development, Inc., a Delaware corporation (the "Company"), of Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (SEC No. 333-49413) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). The Registration Statement includes 2,592,918 shares of the Company's Common Stock, par value $0.001 per share, of which 1,296,459 shares were registered initially (the "Original Shares") and 1,296,459 shares were issued as a dividend on the Original Shares (the "Dividend Shares") and included therein pursuant to Rule 416 under the Securities Act of 1933, as amended. This opinion relates solely to the Dividend Shares, all of which are to be sold by certain stockholders as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Dividend Shares are validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ Andrea Vachss
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        Andrea Vachss